SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 19, 2002

YOUNG BROADCASTING INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-25042	13-3339681
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

599 Lexington Avenue
New York, New York 10022
(Address of principal executive offices)

Registrant’s telephone number: (212) 754-7070

Item 5.	Other Events.

On September 19, 2002, Young Broadcasting Inc. (the “Company”) issued a press release announcing that it had completed its offer to purchase all of its outstanding 8 1/2% Senior Notes due 2008. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

On September 25, 2002, the Company issued a press release announcing that it had completed its offer to purchase a portion of its 10% Senior Subordinated Notes due 2011, 9% Senior Subordinated Notes due 2006 and 8 3/4% Senior Subordinated Notes due 2007. A copy of this press release is attached as Exhibit 99.2 to this Form 8-K.

Item 7.	Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 19, 2002

99.2	Press Release dated September 25, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YOUNG BROADCASTING INC.

Date: September 26, 2002	By:	/s/ James A. Morgan
James A. Morgan
Executive Vice President